                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Integrated Solutions, Inc. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Integrated Solutions, Inc. and subsidiaries as of March 28, 1998, March 29, 1997 and March 30, 1996, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Solutions, Inc. and subsidiaries as of March 28, 1998, March 29, 1997 and March 30, 1996, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 18 to the financial statements, the Company experienced a significant net loss in fiscal year 1998, is currently in default of its debt covenants, and has missed its scheduled interest payments on its subordinated debt. These matters raise substantial doubt about the Company's ability to continue as a going concern.


/s/ KPMG Peat Marwick LLP
May 15, 1998
except for note 20,
as to which the date
is May 19, 1998

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                March 28, 1998, March 29, 1997 and March 30, 1996

                               ASSETS                               1998                  1997                  1996
                                                                    ----                  ----                  ----
Current assets:
    Cash and cash equivalents                             $       1,882,492               174,901               147,379
    Note receivable (note 14)                                       725,586             1,148,441                   -
    Accounts receivable, net of allowance for
        doubtful accounts of $476,291 in 1998,
        $108,392 in 1997 and $93,965 in 1996                      6,066,945            12,221,715            17,844,474
    Inventories (note 5)                                         14,360,991            42,693,678            26,681,930
    Taxes receivable                                              3,853,605             1,038,787               280,282
    Deferred tax asset (note 9)                                     308,960             1,714,942             1,241,862
    Prepaid expenses and other current assets                     1,683,896             2,567,106             2,744,705
                                                          -----------------     -----------------     -----------------

                        Total current assets                     28,882,475            61,559,570            48,940,632
                                                          -----------------     -----------------     -----------------

Property and equipment (note 6)                                  14,133,225            13,652,983             8,437,059
Less accumulated depreciation                                    (4,017,647)           (1,994,403)             (974,244)
                                                          -----------------     -----------------     -----------------

                        Net property and equipment               10,115,578            11,658,580             7,462,815
                                                          -----------------     -----------------     -----------------

Other assets:
    Certificate of deposit, restricted (note 15)                        -                     -               3,000,000
    Capitalized software, net (note 2)                               26,744                53,490                89,147
    Goodwill, net (note 2)                                          109,796               299,207               488,618
    Long-term prepaid royalty fees (note 4)                       2,824,931             3,465,246                    -
    Deferred finance charges                                        878,957               960,066                    -
                                                          -----------------     -----------------     -----------------

    Total other assets                                            3,840,428             4,778,009             3,577,765
                                                          -----------------     -----------------     -----------------
                                                          $      42,838,481            77,996,159            59,981,212
                                                          -----------------     -----------------     -----------------
                                                          -----------------     -----------------     -----------------

          See accompanying notes to consolidated financial statements.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                March 28, 1998, March 29, 1997 and March 30, 1996

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY                                 1998                  1997                  1996
                                                                               ----                  ----                  ----
Current liabilities:
    Current maturities of long-term debt (note 7)                   $       43,217,434             1,214,925             2,268,104
    Revolving credit note (note 16)                                                -                     -               6,482,757
    Accounts payable                                                         5,593,588             6,462,023             8,355,404
    Accrued warranty and installation costs                                  1,485,888             1,799,206             1,334,122
    Accrued expenses                                                         3,559,151             2,057,075             4,942,900
    Advance customer payments                                                2,641,991             2,199,658             1,233,025
                                                                    ------------------     -----------------     -----------------

                        Total current liabilities                           56,498,052            13,732,887            24,616,312

Long-term debt, less current maturities (note 7)                               222,740            40,180,755            11,182,764
Deferred tax liability (note 9)                                                308,960               426,713               334,658
                                                                    ------------------     -----------------     -----------------

                        Total liabilities                                   57,029,752            54,340,355            36,133,734
                                                                    ------------------     -----------------     -----------------

Commitments and contingencies (notes 4, 8, 10 and 13)

Stockholders' (deficit) equity (note 8):
    Convertible preferred stock,  Series A, non-voting, $.01 par value; 4,891,000 shares authorized, issued and outstanding at March 28, 1998, March 29, 1997 and March 30, 1996;
        preference of liquidation of $15,337,497                                48,910                48,910                48,910
    Common stock, $.001 par value; 35,000,000,
        35,000,000 and 30,000,000 shares authorized at March 28,
        1998, March 29, 1997, and March 30, 1996, respectively;
        20,056,450, 20,056,350 and 20,036,350 shares issued at
        March 28, 1998, March 29, 1997 and March 30, 1996,
        respectively; 18,667,348, 18,667,248 and 19,447,248 shares outstanding at March 28, 1998, March 29, 1997 and March 30,
        1996, respectively; 14,851,382, 12,927,382 and 9,391,019
        shares reserved at March 28, 1998, March 29, 1997 and March
        30, 1996, respectively                                                  20,056                20,056                20,036
    Additional paid-in capital                                              14,870,111            14,870,027            14,849,070
    Cumulative translation adjustment                                          (62,787)              (16,108)                3,586
    (Accumulated deficit) retained earnings                                (27,863,061)            9,937,419             9,907,438
                                                                    ------------------     -----------------     -----------------
                                                                           (12,986,771)           24,860,304            24,829,040
    Less: Treasury stock, 1,389,102, 1,389,102 and
        589,102 common shares at March 28, 1998
        March 29, 1997 and March 30, 1996, at cost                          (1,204,500)           (1,204,500)             (981,562)
                                                                    ------------------     -----------------     -----------------

                        Total stockholders' (deficit) equity               (14,191,271)           23,655,804            23,847,478
                                                                    ------------------     -----------------     -----------------

                                                                    $       42,838,481            77,996,159            59,981,212
                                                                    ------------------     -----------------     -----------------
                                                                    ------------------     -----------------     -----------------

          See accompanying notes to consolidated financial statements.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
    For the years ended March 28, 1998, March 29, 1997 and March 30, 1996

                                                                                 1998                1997                 1996
                                                                                 ----                ----                 ----
Net revenues (note 12 and 17)                                         $       40,176,141          53,063,377           50,100,980

Cost of goods sold (note 12 and 17)                                           35,024,515          35,749,182           33,978,877
                                                                      ------------------     ---------------      ---------------

                    Gross profit                                               5,151,626          17,314,195           16,122,103

Expenses:
    Royalty (note 4)                                                             640,315             794,220              433,043
    Sales and marketing (note 17)                                              2,787,379           3,561,712            5,290,783
    Research and development                                                   5,916,669           4,547,725            3,553,149
    General and administrative                                                 3,475,093           2,445,829            3,629,795
    Restructuring charges (note 19)                                           11,132,587                 -                    -
                                                                      ------------------     ---------------      ---------------

                    Operating (loss) income                                  (18,800,417)          5,964,709            3,215,333
                                                                      ------------------     ---------------      ---------------

Other (expense) income:
    Interest expense                                                          (3,282,662)         (1,702,465)          (1,140,913)
    Gain on sale of business (note 14)                                               -               728,632                  -
    Miscellaneous, net                                                           (82,452)             16,644               26,581
                                                                      ------------------     ---------------      ---------------

                    Total other expense                                       (3,365,114)           (957,189)          (1,114,332)
                                                                      ------------------     ---------------      ---------------

                    (Loss) income from
                         continuing operations
                         before income taxes                                 (22,165,531)          5,007,520            2,101,001

Income tax benefit (expense) (note 9)                                          2,753,229             (19,943)            (854,282)
                                                                      ------------------     ---------------      ---------------

(Loss) income from continuing operations                                     (19,412,302)          4,987,577            1,246,719
                                                                      ------------------     ---------------      ---------------
Discontinued operations (note 3):
    (Loss) income from operations of
        Captis Division (net of income tax
            expense of $0 in 1998 and 1997
            and $1,375,350 in 1996)                                           (1,677,677)         (4,957,596)           2,007,152
    Loss on disposal of Captis Division                                      (16,710,501)                -                    -
                                                                      ------------------     ---------------      ---------------

                    (Loss) income from
                         discontinued operations                             (18,388,178)         (4,957,596)           2,007,152
                                                                      ------------------     ---------------      ---------------

                    Net (loss) income                                 $      (37,800,480)             29,981            3,253,871
                                                                      ------------------     ---------------      ---------------
                                                                      ------------------     ---------------      ---------------

          See accompanying notes to consolidated financial statements.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
            Consolidated Statements of Stockholders' Equity (Deficit)
      For the years ended March 28, 1998, March 29, 1997 and March 30, 1996

                                                                                        Retained
                                                            Additional    Cumulative    earnings                       Total
                                     Preferred   Common       paid-in    translation  (accumulated     Treasury    stockholders'
                                       stock     stock        capital     adjustment    deficit)        stock     equity (deficit)
                                     --------   --------   ------------   ---------   ------------   ------------   ------------
Balance, April 1, 1995               $    -       20,015      1,007,485       4,750      6,653,567            (10)     7,685,807

    Issuance of preferred stock        48,910        -       13,831,058         -              -              -       13,879,968
    Treasury stock                        -          -              -           -              -         (981,552)      (981,552)
    Exercise of stock options             -           21         10,527         -              -              -           10,548
    Net income for year ended
        March 30, 1996                    -          -              -           -        3,253,871            -        3,253,871
    Translation adjustment                -          -              -        (1,164)           -              -           (1,164)
                                     --------   --------   ------------   ---------   ------------   ------------   ------------

Balance, March 30, 1996                48,910     20,036     14,849,070       3,586      9,907,438       (981,562)    23,847,478

    Treasury stock                        -          -              -           -              -         (222,938)      (222,938)
    Exercise of stock options             -           20         20,957         -              -              -           20,977
    Net income for year ended
        March 29, 1997                    -          -              -           -           29,981            -           29,981
    Translation adjustment                -          -              -       (19,694)           -              -          (19,694)
                                     --------   --------   ------------   ---------   ------------   ------------   ------------

Balance, March 29, 1997                48,910     20,056     14,870,027     (16,108)     9,937,419     (1,204,500)    23,655,804

    Exercise of stock options             -          -               84         -              -              -               84
    Net loss for year ended
        March 28, 1998                    -          -              -           -      (37,800,480)           -      (37,800,480)
    Translation adjustment                -          -              -       (46,679)           -              -          (46,679)
                                     --------   --------   ------------   ---------   ------------   ------------   ------------

Balance, March 28, 1998              $ 48,910     20,056     14,870,111     (62,787)   (27,863,061)    (1,204,500)   (14,191,271)
                                     --------   --------   ------------   ---------   ------------   ------------   ------------
                                     --------   --------   ------------   ---------   ------------   ------------   ------------

          See accompanying notes to consolidated financial statements.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
     For the years ended March 28, 1998, March 29, 1997 and March 30, 1996

                                                                              1998                  1997                  1996
                                                                              ----                  ----                  ----
Cash flows from operating activities:
    Net (loss) income                                              $      (37,800,480)               29,981             3,253,871
                                                                   ------------------    ------------------    ------------------
    Adjustments to reconcile net income to net cash
        used by operating activities:
            Depreciation                                                    2,123,202             1,055,816               693,648
            Amortization of prepaid royalty                                   640,315               746,221                   -
            Amortization of goodwill                                          189,411               189,411               189,411
            Amortization of deferred financing charges                         81,109                   -                     -
            Deferred taxes                                                  1,288,229              (381,025)             (659,326)
            Allowance for doubtful accounts                                   367,899                14,427               (25,661)
            Changes in current assets and liabilities:
                Accounts and note receivable                                6,209,726             4,459,891            (8,563,532)
                Inventories                                                28,259,475           (18,197,843)          (12,136,376)
                Taxes receivable                                           (2,814,818)             (758,505)             (236,754)
                Prepaid and other assets                                      883,210               177,599            (1,992,088)
                Accounts payable                                             (868,435)           (1,893,381)            5,821,969
                Accrued expenses                                            1,502,076            (2,885,825)            1,359,658
                Accrued warranty and installation costs                      (313,318)              465,084               (54,898)
                Advance customer payments                                     442,333               966,633                35,114
                                                                   ------------------    ------------------    ------------------
                               Total adjustments                           37,990,414           (16,041,497)          (15,568,835)
                                                                   ------------------    ------------------    ------------------

                               Net cash provided (used) by
                                    operating activities                      189,934           (16,011,516)          (12,314,964)
                                                                   ------------------    ------------------    ------------------

Cash flows used in investing activities:
    Expenditures for property and equipment                                  (480,242)           (3,029,829)           (5,914,765)
    Sale (purchase) of certificate of deposit                                     -               3,000,000            (3,000,000)
    Prepaid royalty                                                               -              (4,211,467)                  -
                                                                   ------------------    ------------------    ------------------
                               Net cash used in investing
                                    activities                               (480,242)           (4,241,296)           (8,914,765)
                                                                   ------------------    ------------------    ------------------

Cash flows from financing activities:
    Exercise of stock options                                                      84                20,977                10,548
    Deferred finance charges                                                      -                (960,066)                  -
    Purchase of treasury stock                                                    -                    (198)             (981,552)
    Issuance of preferred stock                                                   -                     -              13,879,968
    Net proceeds from issuance of debt                                      2,044,494            28,777,905            14,682,753
    Principal payments on debt                                                    -              (7,538,590)           (6,670,000)
                                                                   ------------------    ------------------    ------------------
                               Net cash provided by financing
                                    activities                              2,044,578            20,300,028            20,921,717
                                                                   ------------------    ------------------    ------------------

Effect of exchange rate changes on cash                                       (46,679)              (19,694)               (1,164)
                                                                   ------------------    ------------------    ------------------

Net (decrease) increase in cash and cash equivalents                        1,707,591                27,522              (309,176)

Cash and cash equivalents at beginning of period                              174,901               147,379               456,555
                                                                   ------------------    ------------------    ------------------

Cash and cash equivalents at end of period                         $        1,882,492               174,901               147,379
                                                                   ------------------    ------------------    ------------------
                                                                   ------------------    ------------------    ------------------

                                                                   (Continued)

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
                Consolidated Statement of Cash Flows, Continued
     For the years ended March 28, 1998, March 29, 1997 and March 30, 1996

                                                                              1998                  1997                  1996
                                                                              ----                  ----                  ----
Supplemental disclosures of cash flow information:
    Cash paid during the period for:
        Interest                                                   $        3,036,178             2,882,000             1,201,675
                                                                   ------------------    ------------------    ------------------
                                                                   ------------------    ------------------    ------------------
        Income taxes                                               $              -               1,156,710             1,997,696
                                                                   ------------------    ------------------    ------------------
                                                                   ------------------    ------------------    ------------------

Supplemental non-cash disclosure:
    Purchase of treasury stock in exchange for issuance
        of note payable                                            $              -                 222,740                   -
                                                                   ------------------    ------------------    ------------------
                                                                   ------------------    ------------------    ------------------
    Inventory capitalized as equipment                             $           73,212             2,186,095                   -
                                                                   ------------------    ------------------    ------------------
                                                                   ------------------    ------------------    ------------------

          See accompanying notes to consolidated financial statements.

                  INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
               March 28, 1998, March 29, 1997 and March 30, 1996


(1)     ORGANIZATION AND DESCRIPTION OF BUSINESS

        Integrated Solutions, Inc. (the "Company") manufactures, sells and services lithography equipment, used for the production of integrated circuits, to the semiconductor industry. Current business activity in optical lithography includes design, manufacture, sales and service for reduction wafer steppers, resist coat/developer systems and large area substrate equipment. The Company is also a supplier of capital equipment to the microelectronics packaging industry.

        The Company was formed to purchase the assets primarily used in, or dedicated to, the semiconductor capital equipment service, product upgrades and refurbishment division of the GCA Division of General Signal Technology Corporation ("GST"), a wholly owned subsidiary of General Signal Corporation ("GSX"). This transaction occurred on August 27, 1993.

        Consideration for assets acquired with a fair value of $13,316,758 less liabilities assumed of $2,239,367 was $911,465 in cash and $11,420,000 of long-term obligations. As of April 1, 1995, the long-term obligations consisted partly of a promissory note to GSX in the amount of $5,820,000. The remaining balance of $5,600,000 represented the estimated minimum payment due to GSX as part of an earn-out clause contained in the acquisition agreement which the Company had the option to prepay during the first year of operation and elected to do so. As a result of the prepayment of the earnout, long-term debt and goodwill were reduced by approximately $599,000. Expenses related to the acquisition amounted to $299,451. The excess of cost over fair value of net assets acquired in the amount of $1,553,525 has been recorded as goodwill. As of March 30, 1996, all long term obligations to GSX have been satisfied.


(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

        INVENTORIES

        Inventories consist primarily of equipment and parts stated at the lower of cost or market. Cost is determined on an average cost basis.

        ADVERTISING COSTS

        Costs incurred for producing and communicating advertising are generally expensed when incurred.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(2), CONTINUED

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Leasehold improvements are amortized over the lesser of the remaining term of the lease, or a ten year period. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

        CAPITALIZED SOFTWARE

        The Company capitalizes software costs beginning when technological feasibility is established and concluding when the product is ready for general release. Research and development costs related to software development are expensed as incurred. Capitalized software costs are depreciated using the straight-line method over a period of three years or the expected life of the product whichever is less. Depreciation expense was $26,746, $35,657 and $44,573 for the years ended March 28, 1998, March 29, 1997 and March 30, 1996, respectively.

        GOODWILL

        The excess of cost arising from acquisitions over the fair value of assets acquired is being amortized on a straight-line basis over five years. Accumulated amortization of goodwill totaled $987,052, $797,641 and $608,230 at March 28, 1998, March 29, 1997, and March 30, 1996,
        respectively (see notes 1 and 4).

        REVENUE RECOGNITION

        Substantially all revenues are recognized when finished products are shipped to customers or services have been rendered. Shipment to customers occurs upon receipt of a valid purchase order containing standard terms.

        PRODUCT WARRANTY AND INSTALLATION COSTS

        Estimated product warranty and installation costs related to product sales are provided at the time of sale. Actual expenditures are charged against the warranty or installation reserves as incurred.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(2), CONTINUED

        STOCK-BASED COMPENSATION

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue applying the method prescribed in APB Opinion No. 25. Refer to Note 8.

        INCOME TAXES

        The Company accounts for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

        FOREIGN CURRENCY TRANSLATION

        Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at rates of exchange rates in effect at the balance sheet date and income statement items are translated at the average exchange rates prevailing during the year. Resulting translation adjustments are recorded as a separate component of stockholders' equity. Foreign exchange gains and losses are included in the consolidated statements of income during the year they occur.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at March 28, 1998, March 29, 1997 and March 30, 1996 and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        RECLASSIFICATION

        Certain 1996 and 1997 balances have been reclassified to conform with 1997 and 1998 financial statement presentation.

                  INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements, Continued


(2), CONTINUED

        STATEMENT OF CASH FLOWS

        For purposes of the consolidated statement of cash flows, the Company considers all unrestricted, highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        DEFERRED FINANCE CHARGES

        The Company capitalized origination fees associated with the subordinated note payable as described in note 7(d). The fees are being amortized over the life of the loan on a straight line basis.

        ALLOCATION OF INTEREST EXPENSE TO DISCONTINUED OPERATIONS

        For the year ended March 28, 1998, interest expense was allocated to the discontinued operation based on the division's total assets as a percentage of consolidated total assets. For the years ended March 29, 1997 and March 30, 1996, interest expense for the discontinued operation was directly associated with debt used to finance the discontinued operation. Interest expense for the discontinued operation was $1,605,422, $1,014,925 and $163,348 for the years ended March 29, 1998,
        March 27, 1997 and March 30, 1996, respectively.


 (3)    DISCONTINUED OPERATIONS

        On July 31, 1997, the Company adopted a plan to discontinue the Captis Used Equipment business. The Company sold the majority of the assets of the business, which consisted primarily of inventory, on December 9, 1997 for $2,600,000. The remaining net assets of $1,815,605 at March 28, 1998 consist of outstanding receivables, property, plant and equipment, and other current liabilities which are included in the accompanying consolidated balance sheet at their net realizable value.

        The loss on the disposal of the discontinued operations of $16,710,501, consists of a loss from the asset sale of $7,567,653 and operating losses of $9,142,848 from July 31, 1997 to December 9, 1997.

        Operating results of the Captis Used Equipment business for the four months ended July 31, 1997 and the 12 months ended March 30, 1996 are shown separately in the accompanying income statements. The income statements for the years ended March 29, 1997 and March 30, 1996 have been restated, and operating results of the Captis Used Equipment business were reclassified to reflect the discontinued operation in accordance with generally accepted accounting principles.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(3), CONTINUED

        Net sales of the Captis Used Equipment business as of March 28, 1998, March 29, 1997 and March 30, 1996 were $9,623,424, $27,000,908 and
        $26,620,508, respectively. These amounts are not included in net sales in the accompanying consolidated income statements.


(4)     ACQUISITIONS

        During September 1994, the Company acquired the XLS Stepper Technology rights and associated assets and liabilities from General Signal Corporation (GSX). The XLS family of i-line and Deep-UV wafer steppers was developed by GCA (a former unit of GSX), to provide semiconductor manufacturers with leading edge U.S. lithography tools. As of March 28, 1998 there is an outstanding warrant to purchase 2,000,000 shares of the Company's common stock as a result of this acquisition.

        The XLS acquisition agreement also provides for the Company to make royalty payments to GSX on all XLS product sales. Royalties range from two to ten percent and remain in effect until the earlier of (a) ten years, (b) a payment of an aggregate of $20 million, or, (c) a payment of the present value (using an 8% discount factor) of $2 million for each of the remaining years of the agreement, at which time the license granted to the Company shall be considered to be fully paid and irrevocable. Upon reaching aggregate royalties paid of $5,000,000, the Company will obtain marketing rights for the XLS technology. As of July 1996, the Company prepaid royalty fees of $4,211,467 in order to reach the $5,000,000 royalty milestone. The prepaid royalty fees are expensed upon the sale of XLS equipment. $640,315 and $746,221 of the prepaid royalty fees were expensed during the years ended March 28, 1998 and March 29, 1997, respectively.


(5)     INVENTORIES

        Inventories at March 28, 1998, March 29, 1997 and March 30, 1996 consisted of the following:

                                                            1998                  1997                  1996
                                                            ----                  ----                  ----
                     Raw materials                 $      2,939,591            19,240,200            10,693,132
                     Work-in-process                      2,573,100             6,277,544             4,855,633
                     Finished goods                       8,848,300            17,175,934            11,133,165
                                                   ----------------     -----------------     -----------------

                                                   $     14,360,991            42,693,678            26,681,930
                                                   ----------------     -----------------     -----------------
                                                   ----------------     -----------------     -----------------

        The Company purchases common inventory for manufacturing, repair and spare parts utilization. As a result, common inventory is included in both raw materials and finished goods depending on its ultimate intended use.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(6)     PROPERTY AND EQUIPMENT

        A summary of property and equipment at March 28, 1998, March 29, 1997 and March 30, 1996 follows:

                                                                                                                  Estimated
                                                            1998                 1997               1996         useful lives
                                                            ----                 ----               ----         ------------
        Research and development
            equipment                              $      2,835,306            2,592,547          1,603,133         5 years
        Computer equipment,
            furniture and fixtures                        3,793,018            3,822,004          2,688,947         5 years
        Machinery and equipment                           5,288,207            5,053,692          1,681,426         5 years
        Leasehold improvements                            2,216,694            2,184,740          2,463,553        10 years
                                                   ----------------    -----------------    ---------------

                                                   $     14,133,225           13,652,983          8,437,059
                                                   ----------------    -----------------    ---------------
                                                   ----------------    -----------------    ---------------

(7)     LONG-TERM DEBT

        Debt at March 28, 1998, March 29, 1997 and March 30, 1996, consisted of the following:

                                                                         1998                  1997                  1996
                                                                         ----                  ----                  ----
                Note payable - bank (a)                        $      16,369,889            14,597,692             3,849,170
                Note payable - banks (b)                               4,711,667             4,711,667             5,767,500
                Capital lease obligations (c)                          7,135,878             6,863,581             3,834,198
                Subordinated note payable (d)                         15,000,000            15,000,000                   -
                Note payable - other (e)                                 222,740               222,740                   -
                                                               -----------------     -----------------     -----------------
                                                                      43,440,174            41,395,680            13,450,868
                Less current maturities                               43,217,434             1,214,925             2,268,104
                                                               -----------------     -----------------     -----------------

                                                               $         222,740            40,180,755            11,182,764
                                                               -----------------     -----------------     -----------------
                                                               -----------------     -----------------     -----------------

        (a) The Company has an $18 million revolving line of credit with a bank which, as amended in December 1997, is secured by all the assets of the Company and bears interest at the bank's base lending rate (11%, 8.75% and 8.25% at March 28, 1998, March 29, 1997 and March 30, 1996, respectively), plus: 2% on the first $15 million of borrowings, and .25% in excess of $15 million. Available borrowings under the agreement as of March 28, 1998, March 29, 1997 and March 30, 1996 total $17,480,634, $26,029,292 and $9,000,000, respectively, of which $16,369,889, $14,597,692 and $3,849,170 was utilized as of March 28, 1998, March 29, 1997 and March 30, 1996, respectively. The terms of the agreement require the Company to meet certain minimum levels of operating profit, minimum fixed charge coverage ratio, maximum ratio of debt to tangible net worth and maximum capital expenditures, amongst other requirements.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(7), CONTINUED

         (b) Notes payable to two banks, as amended in December 1996, secured by the assets of the Company, bearing interest at the bank's base rate plus .5% (9.0%, 9.0% and 8.75% at March 28, 1998,
                March 29, 1997 and March 30, 1996). The notes were scheduled to be repaid in monthly installments of $117,792 plus interest until maturity at December 31, 2002. One year of monthly installments were prepaid as of March 29, 1997. Only interest payments on the loan have been made from March 29, 1997 to March 28, 1998. The terms of the agreement require the Company to meet certain minimum levels of operating profit, minimum fixed charge coverage ratio, maximum ratio of debt to tangible net worth and maximum capital expenditures, amongst other requirements.

        (c) The Company has a financing arrangement available for use in capital expansion, with a limit of $12,500,000 for fiscal year 1998, $10,000,000 for fiscal year 1997, and $5,000,000 for fiscal year 1996, bearing interest at rates between 8.41% and 8.91%, due in installments through March 2002.

                The bank loans (a), (b) and (c) (the "Bank Facility") dated June 24, 1996, as amended, provided for the maintenance of certain financial covenants for which the company was non-compliant with as of March 28, 1998. A Forbearance Agreement dated March 18, 1998 between the Company and the Bank expressly provides that the existing defaults on the Bank Facility have not been waived and that upon the expiration of the Forbearance Agreement, the Bank may pursue their remedies under the Bank Facility. The termination date was April 15, 1998 and was subsequently extended to June 1, 1998. Accordingly, the entire amount under the Bank Facility has been classified as a current liability as of March 28, 1998.

        (d) The note bears interest at the annual rate of 11.5%, payable semi-annually beginning October 1, 1997. The note is to be repaid in two installments of $7,500,000 on March 28, 2006 and 2007. The note may be repaid earlier, subject to certain prepayment premiums. The terms of the agreement require the Company to meet certain minimum levels of operating profit, minimum fixed charge coverage ratio, maximum leverage ratio and maximum capital expenditures, amongst other requirements. At March 28, 1998, the Company is in default of certain financial covenants and its semi-annual interest payment due October 1, 1997. Accordingly, the entire amount of the note has been classified as a current liability as of March 28, 1998. This debt is subordinate to the bank debt described under (a) and (b) above.

        (e) The uncollateralized note payable bears interest at 8.5% and matures in full in March 2002.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(7), CONTINUED

        Scheduled principal payments of long-term debt for the next four fiscal years and thereafter as of March 28, 1998 are as follows:

                             1999                          $      43,217,434
                             2000                                        -
                             2001                                        -
                             2002                                    222,740
                             Thereafter                                  -
                                                           -----------------

                                                           $      43,440,174
                                                           -----------------
                                                           -----------------

(8)     CAPITAL STOCK AND OPTIONS

        In August of 1993, the shareholders approved a 1993 Stock Option Plan which provided for the granting of up to 3,000,000 stock options and incentive stock options to key employees. The stockholders authorized an additional 3,000,000 options for granting on May 15, 1998. Stock options are exercisable over a period determined by the board of directors, but no later than ten years after the grant date.

                                                     1998                        1997                        1996
                                            ----------------------      ----------------------      ----------------------
                                                          Weighted                    Weighted                    Weighted
                                                          average                     average                     average
                                              Shares      exercise        Shares      exercise        Shares      exercise
                                             (000's)       price         (000's)       price         (000's)       price
                                            ---------    ---------      ---------    ---------      ---------    ---------
Outstanding at beginning of year                2,866        $1.01          2,500        $ .67          1,904        $ .57
    Granted                                     2,957          .60            773         2.00            672          .97
    Exercised                                     -             -              20          .58             21          .50
    Forfeited                                   1,033          .82            387          .84             55          .57
                                            ---------                   ---------                   ---------

Outstanding at end of year                      4,790          .76          2,866         1.01          2,500          .67
                                            ---------                   ---------                   ---------
                                            ---------                   ---------                   ---------

Options exercisable at year end                 1,457                       1,809                       1,760
                                            ---------                   ---------                   ---------
                                            ---------                   ---------                   ---------

Weighted average fair value of
    options granted during year                   .60                        2.00                         .97
                                            ---------                   ---------                   ---------
                                            ---------                   ---------                   ---------

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(8), CONTINUED

        The Company applies Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related Interpretations in accounting for its employee stock compensation plan. Accordingly, no compensation has been recognized for its stock option plan. Since the Company accounts for the compensation plan under APB 25, certain pro forma information regarding net income is required by Statement of Financial Accounting Standards Board No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (FASB 123) as if the Company had accounted for its compensation plans under the fair value approach of this statement. For the purposes of the pro forma disclosures, the estimated fair value of the compensation plan is amortized to expense over the plan's vesting period. The Company's pro forma net (loss) income for the years ended March 28, 1998, March 29, 1997 and March 30, 1996 is ($37,800,480), ($170,985) and $3,199,589, respectively.

        The fair value of the Company's stock option plan was estimated at the grant date using a minimum value pricing model. The estimated weighted average assumptions under that model for the years ended March 28, 1998, March 29, 1997 and March 30, 1996 were: zero future dividend yield and risk free interest rate of 6.98%, based on an eight-year strip yield of U.S. Treasury Securities at March 29, 1997. It was also assumed that the stock options have a weighted average expected life of eight years and that the value of a stock option has a fair value of $.01 at March 28, 1998.

        At March 28, 1998 and March 29, 1997, there were warrants outstanding allowing the holders, Citicorp Mezzanine Partners, L.P. and GSX, to purchase 3,170,363 and 2,000,000 shares, respectively, of the Company's common stock at $3.067 and $.0133 per share, respectively. At March 30, 1996, there were warrants outstanding allowing the holder, GSX, to purchase 2,000,000 shares of the Company's common stock at $0.133 per share.

        As of March 28, 1998, March 29, 1997 and March 30, 1996, the Company has reserved the following number of shares of common stock:

                                                                              1998                 1997                  1996
                                                                              ----                 ----                  ----
        Reserved for issuance upon conversion of
            preferred stock                                                 4,891,019             4,891,019            4,891,019
        Reserved for issuance upon exercise of
            options granted                                                 4,790,000             2,866,000            2,500,000
        Reserved for issuance upon exercise of
            warrants outstanding                                            5,170,363             5,170,363            2,000,000
                                                                     ----------------     -----------------     ----------------
                           Total shares of
                                common stock reserved                      14,851,382            12,927,382            9,391,019
                                                                     ----------------     -----------------     ----------------
                                                                     ----------------     -----------------     ----------------

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(9)    INCOME TAXES

        Income tax expense (benefit) for the years ended March 28, 1998, March 29, 1997 and March 30, 1996 consisted of the following:

             Year ended
           March 28, 1998                                  Federal                State            Foreign             Total
           --------------                                  -------                -----            -------             -----
            Current                                   $     (4,129,355)            231,635           98,161           (3,799,559)
            Deferred                                         1,046,330                 -                -              1,046,330
                                                      ----------------        ------------       ----------     ----------------

                           Total                      $     (3,083,025)            231,635           98,161           (2,753,229)
                                                      ----------------        ------------       ----------     ----------------
                                                      ----------------        ------------       ----------     ----------------

             Year ended
           March 29, 1997                                  Federal                State            Foreign             Total
           --------------                                  -------                -----            -------             -----

            Current                                   $        199,201              48,986          152,781              400,968
            Deferred                                          (303,560)            (67,203)         (10,262)            (381,025)
                                                      ----------------        ------------       ----------     ----------------

                           Total                      $       (104,359)            (18,217)         142,519               19,943
                                                      ----------------        ------------       ----------     ----------------
                                                      ----------------        ------------       ----------     ----------------

             Year ended
           March 30, 1996                                  Federal                State            Foreign             Total
           --------------                                  -------                -----            -------             -----

            Current                                   $      2,351,790             500,281           36,887            2,888,958
            Deferred                                          (539,821)           (119,505)             -               (659,326)
                                                      ----------------        ------------       ----------     ----------------
                                                      ----------------        ------------       ----------     ----------------

                           Total                      $      1,811,969             380,776           36,887            2,229,632
                                                      ----------------        ------------       ----------     ----------------
                                                      ----------------        ------------       ----------     ----------------

        Income tax expense (benefit) for the years ended March 28, 1998, March 29, 1997 and March 30, 1996 differs from the computed expected income tax expense determined by applying the statutory federal income tax rate of 34% to pretax income as a result of the following:

                                                                                1998              1997                1996
                                                                                ----              ----                ----
        Expected tax (benefit) expense                               $      (13,733,537)           16,974           1,864,391
        State income tax expense, net of federal
            income tax                                                          152,879           (12,023)            328,354
        Foreign income tax rate differential                                     62,936            22,460              36,887
        Other                                                                  (284,690)           (7,468)                -
        Change in federal valuation allowance                                11,049,183               -                   -
                                                                     ------------------       -----------      --------------

                                                                     $       (2,753,229)           19,943           2,229,632
                                                                     ------------------       -----------      --------------
                                                                     ------------------       -----------      --------------

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued

(9), CONTINUED

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March 28, 1998, March 29, 1997 and March 30, 1996 are presented below.

                                                1998                              1997                            1996
                                 ----------------------------------  ------------------------------  ------------------------------
                                   Current   Noncurrent    Total      Current  Noncurrent   Total     Current  Noncurrent   Total
                                   -------   ----------    -----      -------  ----------   -----     -------  ----------   -----
Deferred tax assets:
  Miscellaneous expenses,
    principally due to accrual
    for financial reporting
    purposes                     $ 7,074,782    13,417    7,088,199  1,671,628     4,587  1,676,215  1,213,899       -    1,213,899
  NOL carryforward                 4,936,404       -      4,936,404        -         -          -          -         -          -
  Inventory capitalization            62,636       -         62,636     54,036       -       54,036     37,962       -       37,962
  Unrealized foreign translation         -         -            -       10,262       -       10,262        -         -          -
  Valuation allowance            (11,761,402)  (13,417) (11,774,819)       -         -          -          -         -          -
                                 -----------  --------  -----------  ---------  --------  ---------  ---------  --------  ---------

        Total deferred tax           312,420       -        312,420  1,735,926     4,587  1,740,513  1,251,861       -    1,251,861
          assets                 -----------  --------  -----------  ---------  --------  ---------  ---------  --------  ---------

Deferred tax liabilities:
  Accelerated tax depreciation           -     247,168      247,168        -     350,432    350,432        -     205,258    205,258
  Purchase price accounting
    differences                          -      61,792       61,792        -      80,868     80,868        -     129,400    129,400
  Prepaid expenses                     3,460       -          3,460     20,984       -       20,984      9,999       -        9,999
                                 -----------  --------  -----------  ---------  --------  ---------  ---------  --------  ---------
        Total deferred tax
          liabilities                  3,460   308,960      312,420     20,984   431,300    452,284      9,999   334,658    344,657
                                 -----------  --------  -----------  ---------  --------  ---------  ---------  --------  ---------

        Net deferred tax asset
          (liability)            $   308,960  (308,960)         -    1,714,942  (426,713) 1,288,229  1,241,862  (334,658)   907,204
                                 -----------  --------  -----------  ---------  --------  ---------  ---------  --------  ---------
                                 -----------  --------  -----------  ---------  --------  ---------  ---------  --------  ---------

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(9), CONTINUED

        The Company has not recognized a deferred tax liability of approximately $161,746, $126,522 and $54,920 for the undistributed earnings of its 100 percent owned foreign subsidiaries as of March 28, 1998, March 29, 1997 and March 30, 1996, respectively, because the Company currently does not expect those unremitted earnings to be paid to the parent and become taxable to the Company in the foreseeable future. A deferred tax liability will be recognized when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of investments. As of March 28, 1998, March 29, 1997 and March 20, 1996, the undistributed earnings of these subsidiaries were approximately $475,726, $372,124, and $161,527, respectively.

        At March 28, 1998, the Company has available, subject to restrictions caused by any subsequent ownership changes, federal net operating loss carryforwards of approximately $12,800,000. These carryforwards expire during the year ended March 31, 2013, if not used sooner. Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of these losses.


(10)    LEASES

        The Company leases manufacturing and office space and certain equipment under operating leases expiring through 2002. Rent expense for the years ended March 28, 1998, March 29, 1997 and March 30, 1996 was $1,694,264,
        $1,466,728 and $1,084,215, respectively. In fiscal year 1998, the Company began sub-leasing its previously occupied manufacturing and warehouse space in Austin, Texas which was being used by the Captis Division. Rental income relating to the sub-leases was $79,031 as of March 28, 1998.

        Total future minimum lease payments under noncancelable operating leases net of future sub-lease payments are as follows:

                      Fiscal year ending
                            March:
                            ------
                             1999                     $    613,578
                             2000                          116,629
                             2001                          273,780
                             2002                          443,124
                             2003                          443,124
                          Thereafter                       572,369
                                                      ------------

                                                      $  2,462,604
                                                      ------------
                                                      ------------

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(11)    EMPLOYEE BENEFIT PLANS

        The Company has a 401(k) Plan, adopted on August 27, 1993, which is a voluntary plan for all covered employees of Integrated Solutions, Inc. Participants can contribute between one percent and seventeen percent of their compensation to the Plan, subject to an annual limit. The Company may elect to offer discretionary matching of participants' contributions. Total 401(k) Plan expense for the years ended March 28, 1998, March 29, 1997 and March 30, 1996 was $355,382, $345,640 and
        $599,628, respectively.

        The U.K. subsidiary of the Company maintains a contributory, defined benefit pension plan for substantially all of its employees and provides for and funds the related costs computed on an actuarial basis. Past service costs are amortized over 20 years. Foreign pension plans are not required to report to certain governmental agencies pursuant to the Employee Retirement Income Security Act of 1974. However, effective during 1989, they are required to report under the guidelines of FASB
        87. Under U.K. regulations, the Company is required to obtain an actuarial valuation every three years. The last actuarial valuation was April 1, 1996. At the date of the actuarial valuation, plan assets at market value exceeded the accumulated benefit obligation by $521,404. Contributions and expenses under the plan are in accordance with estimates recommended by the foreign actuaries and are expected to approximate the amounts determined in the formal actuarial valuation report. The Company does not expect to incur any additional liability due to unfunded amounts.

        Amounts charged to operations with respect to this plan for the years ended March 28, 1998, March 29, 1997 and March 30, 1996 aggregated approximately $0, $11,500 and $9,000, respectively.


(12)    MAJOR CUSTOMERS AND VENDORS

        The Company had five customers that accounted for approximately 26%, 32% and 28% of revenue for the year ended March 28, 1998, March 29, 1997 and March 30, 1996, respectively. The Company had three vendors that accounted for approximately 31% of the cost of sales for the three years ended March 28, 1998, March 29, 1997 and March 30, 1996.


(13)    COMMITMENTS

        The Company has entered into employment agreements with various key members of senior management. These agreements include protections of the Company's confidential information and provisions regarding termination of employment including, under certain circumstances, severance payments of up to three years compensation.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(14)    GAIN ON SALE OF BUSINESS

        On December 27, 1996, the Company sold certain assets related to resist coat/develop systems for $600,000. The Company also licensed the limited right to make, have made, use, sell and import these systems and products for $500,000. In exchange for the assets and licensing rights, the Company received a note receivable for $1,100,000, to be paid in eighteen equal installments of $61,111 plus accrued interest at the rate of 3% per year compounded monthly, beginning August 1, 1997. As of March 28, 1998, the current note balance including accrued interest was $725,586. As part of the sale, an agreement not to compete for a five year period was executed.


(15)    CERTIFICATE OF DEPOSIT, RESTRICTED

        As noted in the terms of the December 29, 1995 Term Loan Agreement between the Company and two banking institutions, the $3,000,000 balance represented a "security instrument" required as collateral for the term of the loan agreement. This term loan agreement was satisfied in June 1996 and thus there is no longer a requirement for the $3,000,000 security instrument.


(16)    REVOLVING CREDIT NOTE

        The revolving credit note of $6,482,757 at March 30, 1996 represented borrowings under a $10,000,000 revolving line of credit with a commercial finance company, and was secured by certain inventory of a subsidiary. The note bore interest at LIBOR plus 4% and was due on February 3, 1997, or earlier if certain conditions were met. The terms of the agreement required the Company to meet certain minimum levels of tangible net worth, debt service ratio and ratio of liabilities to tangible net worth, amongst other requirements. This note was paid in full during March 1997.


(17)    JOINT MARKETING VENTURE

        During 1994, the Company and GE Capital Corporation (GECC) formed a joint marketing venture (Optimiser). The venture provided creative asset management solutions for semiconductor device manufacturers who had a need for capital equipment acquisition, disposition or facilities expansion. The venture was positioned to offer device manufacturers a more cost effective and productive means of acquiring used or refurbished equipment and upgrading or disposing of non-productive assets. No initial cash contributions were required as part of the joint venture.

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(17), CONTINUED

        In connection with the joint marketing venture, all inventory purchases were financed by and recorded on the books of GECC. Subsequent to the purchase and prior to the sale of inventory, title to the goods was passed to the Company, which in turn recorded the revenue, cost of sales and sales commissions owed to GECC. Total revenues and cost of sales for the year ended March 30, 1996 were approximately $26.6 million and $18.9 million, respectively. Commissions paid to GECC, included in sales and marketing expenses, totaled approximately $2 million for the year ended March 30, 1996. This joint venture was dissolved in February 1996.


(18)    GOING CONCERN ASSUMPTION

        The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
        Note 7 of the Notes to Consolidated Financial Statements, the Company is in default of certain financial covenants. In addition, advances under the Revolving Line of Credit exceeded the Borrowing Base by $3,944,921 on March 28, 1998. In accordance with the Forbearance Agreement dated March 18, 1998, the bank has agreed to forbear exercising certain remedies available to them as a result of the existence of default and events of default until the termination date of the agreement dated June 1, 1998. Should the bank exercise its remedies under the Loan Agreement dated June 24, 1996, the Company may be unable to continue its normal operations. Substantially all of the Company's assets are collateral to the bank loans.


(19)    RESTRUCTURING CHARGES

        During fiscal year 1998, the Company reorganized its core Lithography business unit which resulted in $11.1 million of restructuring charges. The Company incurred charges of $1.4 million related to severance packages for approximately 50 employees and moving and downsizing costs related to their manufacturing, sales and marketing, and general administration facilities. Costs of $3.7 million were incurred to exit certain product lines relating to the Company's newly developed lens technology and Prober business. Additionally, charges of $6 million were incurred to write off primarily research and development costs related to the divested lens and Prober lines and to exit the ISIS product line which was scheduled to be the successor of XLS, the Company's main Stepper product line. Of the above charges, approximately $0.4 million relating to severance is in accrued expenses, $7.2 million relating primarily to research and development type product lines is in inventory reserves, and $2.4 million relating to purchase commitment settlements is in accounts payable at March 28, 1998.

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

                   INTEGRATED SOLUTIONS, INC. AND SUBSIDIARIES
              Notes to Consolidated Financial Statements, Continued


(20)    SUBSEQUENT EVENTS

        On May 19, 1998, the Company signed an Asset Purchase Agreement (the "Agreement") to sell substantially all of its assets and certain liabilities to Ultratech Stepper, Inc. (the "Purchaser"). The provisions of the Agreement state that the purchase price consideration of $20 million will be paid to the holders of debt (a), (b) and (c) as defined in note 7, in full satisfaction of all amounts owed. Additionally, the Agreement provides for holders of all short-term debt as defined in note 7 to release the Company from these liabilities. A general release to all claims is scheduled to be signed at the anticipated closing date of June 1, 1998. The sale is also subject to certain deliveries being made by the Company and the Purchaser on or before the closing date.

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